IES Holdings, Inc. Second Quarter 2019 Update May 6, 2019 Exhibit 99.2

Disclosures Forward-Looking Statements Certain statements in this document may be deemed "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could," "should," "expect," "plan," "project," "intend," anticipate," "believe," "seek," "estimate," "predict," "potential," "pursue," "target," "continue," the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company's actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership or due to write-downs on net deferred tax assets; the inability to carry out plans and strategies as expected, including underperformance of our acquisitions or our inability to identify and complete acquisitions that meet our criteria; competition in the industries in which we operate; fluctuations in operating activity due to downturns in levels of construction, seasonality and differing regional economic conditions; and our ability to successfully manage projects, as well as other risk factors discussed in this document, in the Company's annual report on Form 10-K for the year ended September 30, 2018 and in the Company’s other reports on file with the SEC. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information or any forward-looking statements to reflect events or circumstances that may arise after the date of this document. Forward-looking statements are provided in this document pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein. Non-GAAP Financial Measures and Other Adjustments This document includes adjusted net income attributable to IES and adjusted earnings per share attributable to IES Holdings, Inc., and, in the non-GAAP reconciliation tables included herein, adjusted EBITDA, adjusted net income before taxes, and backlog, each of which are financial measures not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Management believes that these measures provide useful information to our investors by distinguishing certain nonrecurring events such as litigation settlements or significant expenses associated with leadership changes, or noncash events such as our valuation allowances release and write-down of our net deferred tax assets, and that these measures, when reconciled to net income attributable to IES, which is the most directly comparable GAAP measure, help our investors to better identify underlying trends in the operations of our business and facilitate easier comparisons of our financial performance with prior and future periods and to our peers. In addition, backlog is a common measurement used in IES’s industry which, in IES’s case, is comprised of both (i) remaining performance obligations, a GAAP measure representing the unrecognized revenue value of our contract commitments, as well as (ii) signed agreements and letters of intent which IES does not have a legal right to enforce prior to work starting and are excluded from remaining performance obligations until work begins. IES believes measuring and reporting backlog enables it to more effectively forecast its future results and better identify future operating trends that may not otherwise be apparent. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. A reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures has been provided in the financial tables included in this document, which investors are encouraged to review.. For further details on the Company’s financial results, please refer to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2019, to be filed with the Securities and Exchange Commission (“SEC”) by May 6, 2019, and any amendments thereto. General information about IES Holdings, Inc. can be found at http://www.ies-co.com under "Investor Relations." The Company's annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company's website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

Second Quarter 2019 Highlights Revenue of $257 million, an increase of 25% year-over-year (“y-o-y”) Operating Income of $8.2 million, an increase of 98% y-o-y Net Income Per Share of $0.26 and Adjusted Net Income Per Share* of $0.38 Remaining Performance Obligations, a GAAP measure of future revenue to be recognized from current contracts with customers, of $424 million Backlog* of $573 million, highest in over 10 years Repaid $10 million of revolving credit facility and repurchased $3 million of stock Board authorized repurchase of additional one million shares under stock buyback plan, subject to lender consent * Non-GAAP financial measure; see reconciliation table

2Q19 Revenue and Operating Income REVENUE OPERATING INCOME Financial measures presented herein are in millions, except for earnings per share or as otherwise noted +25% +98%

2Q19 Net Income Per Share and Adjusted Net Income Per Share* NET INCOME PER SHARE ADJUSTED NET INCOME PER SHARE* +136% +141% * Non-GAAP financial measure; see reconciliation table

2Q19 Segment Results Commercial & Industrial Communications Infrastructure Solutions Residential Revenue: $80.0 million, an increase of 21.9% over 2Q18 Operating Income: $1.4 million Operating Income Margin: 1.8% Revenue: $70.4 million, an increase of 40.2% from 2Q18 Operating Income: $4.3 million Operating Income Margin: 6.1% Revenue: $34.5 million, an increase of 44.3% over 2Q18 Operating Income: $2.8 million Operating Income Margin: 8.2% Revenue: $72.1 million, an increase of 9.2% from 2Q18 Operating Income: $3.9 million Operating Income Margin: 5.4%

Strong Backlog* Growth Backlog ($ in millions) Remaining Performance Obligations: $286 $289 $326 $407 $424 * Non-GAAP financial measure; see reconciliation table +67%

Appendix

Income Statement

Select Balance Sheet Data

Segment Results

Non-GAAP Reconciliation Of Adjusted Net Income Attributable To IES Holdings, Inc.

Non-GAAP Reconciliation Of Adjusted EBITDA

Non-GAAP Reconciliation Of Remaining Performance Obligations To Backlog

NOL Summary Estimated net operating loss carry forwards (“NOLs”) of approximately $355 million as of September 30, 2018, including $133 million associated with amortization of personal goodwill Rights Agreement implemented to deter new 5% shareholders in order to prevent certain limitations on NOLs Note: Assumes no change, limitation or usage of existing NOLs prior to expiration dates NOL EXPIRATION SCHEDULE